Exhibit 99.1

AIRSPAN NETWORKS HOLDINGS RECEIVES LETTER OF NON-COMPLIANCE FROM NYSE AMERICAN

Boca Raton, FL. June 14, 2023.

Today, Airspan Networks Holdings Inc. (NYSE:MIMO) (“Airspan”), a provider of ground-breaking, disruptive software and hardware for 5G networks and a pioneer in end-to-end Open RAN solutions, announced that it has received a letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standards set forth in Sections 1003(a)(i) and (ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported a stockholders’ deficit of $99.9 million as of March 31, 2023, and has had losses from continuing operations and/or net losses in each of its three most recent fiscal years.

However, Section 1003(a) states that the NYSE American will not normally consider suspending dealings in, or removing from the list, the securities of a listed company which is below standards (i) and (ii) of Section 1003(a) if the listed company is in compliance with the following two standards: (1) total value of market capitalization of at least $50 million; or total assets and revenue of $50 million each in its last fiscal year, or in two of its last three fiscal years; and (2) the listed company has at least 1.1 million shares publicly held, a market value of publicly held shares of at least $15 million and 400 round lot shareholders. As of June 9, 2023, the Company was in compliance with the first standard because it had total assets and total revenue of at least $50 million in its last fiscal year and was in compliance with the second standard, except that the current market value of publicly held shares was below $15 million.

Accordingly, the Letter states that the Company must submit a plan of compliance (the “Plan”) by July 9, 2023, addressing how it intends to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide by December 9, 2024. The Company intends to fully comply with the NYSE American’s requests and will submit its Plan accordingly.

The Company’s stock will continue to be listed on the NYSE American while the Company evaluates its various alternatives. The Company’s receipt of such notification from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and Airspan disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Airspan Press Contact:

Media Contact:
mediarelations@airspan.com

Investor Relations Contact:
Brett Scheiner
+1 561-893-8660
IR@airspan.com